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                                                                   EXHIBIT 10.46
                                                CONFIDENTIAL TREATMENT REQUESTED

                        LICENSE AND MARKETING AGREEMENT

                                    BETWEEN

                      INTEGRATED FINANCIAL SERVICES, INC.

                                      AND

                        PHOENIX INTERNATIONAL LTD., INC.


         This is a License and Marketing Agreement (the "License Agreement") dated as of November 26, 1996, between Phoenix International Ltd., Inc. ("Phoenix") and Integrated Financial Services, Inc.("IFS").

         IFS is the owner of certain computer programs and related documentation, including the intellectual property rights pertaining thereto, for the following six products: CreditPak, ConsumerPak, MortgagePak, BranchPak, FeePak, and A&LPak (collectively, the "Pak Products"). Phoenix desires to obtain from IFS a right and license to the Pak Products in order to re-market the Pak Products to certain of its customers. IFS is willing to grant such rights and licenses under the terms and conditions of this License Agreement. Certain capitalized terms used in this License Agreement are defined in Section 9.7.

         Phoenix and IFS, intending to be legally bound, agree as follows:

1.       LICENSE

         1.1. GRANT. In consideration for the payments described in Section 3.1, IFS hereby grants to Phoenix a worldwide, irrevocable, nonexclusive, perpetual right and license to make, use, reproduce, and display, for purposes of modification in connection with the interface of such Pak Products with Phoenix's products; to make derivative works of the Pak Products for use as part of or in connection with Phoenix's products and consistent with the marketing rights granted herein; and, subject to compliance with Section 1.2, sublicense, re-market, and distribute copies of each of the Pak Products to XXXX of its customers or prospective customers. The rights and licenses granted hereunder shall include the right and license to copy and display all pictorial, graphic, or audiovisual works created as a result of the execution of the Pak Products, even if such pictorial, graphic, or audiovisual works are created by or with other programming or through other means. Title to all Pak Programs, including an enhancements or modifications, shall at all times remain solely with IFS.






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                                            XXX-CONFIDENTIAL TREATMENT REQUESTED

         1.2. SUBLICENSE RESTRICTIONS. The Code portion of the Pak Products may be sublicensed and distributed only in object code form. Phoenix shall require each recipient of any product that contains the Pak Products, in whole or in part, to be subject to the restrictions set forth in this Section 1.2. Such restrictions shall be set forth in a written agreement signed by the recipient prior to or upon receipt of the product.

                 1.2.1. The recipient may (a) make XXXXXXXXXXX portion of the Pak Products in machine-readable form for nonproductive backup purposes only and (b) use the Pak Products only for internal purposes and not for service bureau work, multiple-user licenses, or time-sharing arrangements.

                 1.2.2. The recipient may not use, copy, modify, or transfer the Pak Products, or any copy, adaptation, transcription, or merged portion thereof, except as expressly permitted by IFS and Phoenix. The recipient's rights are nonexclusive and nonassignable. If the recipient attempts to transfer possession of any copy, adaptation, transcription, or merged portion of the Pak Products to any other party (except with the prior written consent of Phoenix and IFS), the recipient's rights in the Pak Products are automatically terminated.

                 1.2.3. IFS shall have the sole and exclusive ownership of all right, title, and interest in and to the Pak Products, including ownership of all trade secrets and copyrights pertaining thereto, subject only to the rights and privileges expressly granted by IFS hereunder.

                 1.2.4. The recipient is not entitled to receive source code, and under no circumstances may the recipient reverse-compile or reverse-assemble the object code.

                 1.2.5. The recipient must reproduce and include in all copies of the Pak Products prepared by the recipient, and in all adaptations thereof, any copyright notices and proprietary legends of IFS and, as applicable, Phoenix, as they appear in the Pak Products and on the media containing the Pak Products supplied to the recipient by IFS or Phoenix.

                 1.2.6. The recipient's obligations shall remain in effect for as long as the recipient continues to possess or use any of the Pak Products, and such obligations shall be for the benefit of IFS and shall be enforceable by IFS.

         1.3. SUBSIDIARIES OF PHOENIX. Phoenix may transfer, assign, or sublicense the rights and licenses granted hereunder to one or more direct or indirect subsidiaries of Phoenix, and each such subsidiary may correspondingly transfer, assign, or sublicense such rights and licenses to any other subsidiaries of Phoenix, provided that no such transfer shall operate to expand the licenses granted hereunder and provided that in each case such subsidiaries agree to be bound by the obligations of Phoenix and Phoenix remains bound by the obligations it assumes under this License Agreement. For purposes hereof, a subsidiary shall consist of any corporation,





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                                            XXX-CONFIDENTIAL TREATMENT REQUESTED

partnership, joint venture, or other entity in which Phoenix has at least 50% of the profits or voting rights.

         1.4. PATENT RIGHTS. IFS further grants to Phoenix, its successors and assigns, and any sublicensees and customers a worldwide, perpetual, royalty-free, irrevocable, and nonexclusive immunity from suit under any patents owned or licensable by IFS at any time during the term of this License Agreement, as necessary for Phoenix to exercise any other rights and licenses granted under this License Agreement.

2.       MARKETING RIGHTS AND OBLIGATIONS OF PHOENIX

         2.1. LEVEL OF EFFORT. Phoenix hereby undertakes to use its reasonable commercial efforts to promote the sale, distribution, lease, and/or sublicensing of the Pak Products to its customers and prospective customers.

         2.2. MARKETING, INSTALLATION, AND TRAINING. IFS hereby grants to Phoenix, for the term of this License Agreement, and Phoenix hereby accepts, the exclusive right to market and distribute the Pak Products to XXXX of Phoenix's current or prospective customers. Phoenix will provide IFS with a list of such customers, updated from time to time and at least quarterly. IFS agrees to keep such list confidential and not to pursue business development efforts or enter into other marketing or licensing or sublicensing arrangements with any entity on this list during the terms of this Agreement. Although Phoenix will have the option to market the Pak Products and provide training to its customers using Phoenix personnel, Phoenix and IFS agree to negotiate in good faith to enter into a separate agreement on terms satisfactory to each party under which IFS personnel will assist in such marketing and training.

         2.3. RIGHT TO OBTAIN ADDITIONAL LICENSE RIGHTS. IFS agrees to extend this Agreement from time to time or to enter into additional license agreements with Phoenix providing Phoenix with the right to sublicense the Pak Products beyond the XX customer limitation herein. Each such extension or new agreement shall be on terms and conditions acceptable to both parties, except that IFS also agrees that each such extension or new agreement will be on terms and conditions no less favorable to Phoenix than IFS has offered or provided to any other third party.

         2.4. BACK-UP LICENSE. Simultaneously with the execution of this License Agreement, IFS and Phoenix shall enter into a back-up license in form and substance satisfactory to Phoenix.

3.       PAYMENTS

         3.1. INITIAL FEE. Phoenix shall pay IFS a one-time initial royalty fee of XXXXX as follows: (i) upon execution of this Agreement, XXXXX in cash (to be offset against the expenses payable by IFS under Section 9.6 below), and
(ii) XXXXX no later than XXXX, which may be paid in cash or by cancellation of indebtedness.





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                                            XXX-CONFIDENTIAL TREATMENT REQUESTED

         3.2. RECURRING LICENSE FEES. Subject to compliance with Section 1.2, Phoenix may market and sublicense the Pak Products on terms, including price, which Phoenix determines to be appropriate, provided that Phoenix agrees to consult with IFS from time to time regarding such terms. Phoenix shall be entitled to XXX of the first XXXXXX generated by the marketing and sublicensing of the Pak Products pursuant to this Agreement. Thereafter, Phoenix shall be entitled XXXXXXX, and IFS shall be entitled to XXX, of such XXXXXXX. Phoenix agrees to provide an accounting to IFS quarterly, and at such other times as may reasonably be requested by IFS, of the revenues it generates and the sublicense agreements it enters into. Phoenix shall make all payments owing to IFS pursuant to Section this 3.2 promptly after receipt by Phoenix of such amounts.

4.       MAINTENANCE AND SUPPORT OF PAK PRODUCTS

         4.1. MAINTENANCE AND SUPPORT. Upon execution of this License Agreement, IFS shall modify, at its own expense, the Pak Products as requested by Phoenix in order to ensure that the Pak Products adequately interface with the Phoenix system and also to include the enhancements which have been requested by Phoenix's customers in connection with IFS's demonstrations of the Pak Products prior to the date of this Agreement. IFS also agrees to provide maintenance and support for the Pak Products for the term of this License Agreement.

         4.2. DELIVERY OF MAINTENANCE MODIFICATIONS AND BASIC ENHANCEMENTS. IFS shall deliver to Phoenix, when and as prepared by IFS in the course of its business, all basic enhancements and maintenance modifications to the Pak Products arising from time to time, for inclusion in the Code and/or documentation for the Pak Products. IFS agrees to consider and discuss with Phoenix any proposal of Phoenix with respect to the preparation of possible further basic enhancements and maintenance modifications.

5.       PROPRIETARY PROTECTION

         5.1. ACKNOWLEDGMENT OF CONFIDENTIALITY. Phoenix acknowledges that the source code (the "Confidential Materials") consists of confidential information of IFS. Phoenix shall treat the Confidential Materials in confidence and shall not use, copy, or disclose them, nor permit any of its personnel to use, copy, or disclose them, for any purpose that is not specifically contemplated by this License Agreement.

         5.2. PROPRIETARY LEGENDS. All Code and documentation shall be marked with IFS's copyright notice. All products using the Pak Products offered by Phoenix shall display IFS's copyright notice. However, Phoenix may mark with its own copyright notice and register any Derivative Works of the Code and documentation prepared by Phoenix. The parties agree to cooperate in any such registration and to provide necessary information and prepare and deliver duly executed documents reasonably required in such regard. In addition, Phoenix agrees to notify IFS in advance of sublicensing or marketing the Pak Products to any entity outside the





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                                            XXX-CONFIDENTIAL TREATMENT REQUESTED

United States, so that IFS may take appropriate steps to obtain copyright protection in such other countries.

6.       REPRESENTATIONS AND WARRANTIES

         6.1. RIGHT AND AUTHORITY. IFS represents and warrants that (a) it is the owner of the Pak Products, including the Code and related documentation and including all intellectual property rights therein under copyright, patent, trademark, trade secret, and other applicable law; (b) it has the full and sufficient right and authority to grant the rights and licenses granted herein;
(c) the Code and documentation have not been published under circumstances that have caused loss of any U.S. copyright therein; and (d) the Code and documentation, to the best of IFS's knowledge, do not infringe any copyright or other intellectual property right of any third party.

         6.2. WARRANTY. IFS warrants that the Pak Products will perform in the manner specified in the system user manual, and will properly interface with Phoenix's system, for a period of 90 days after each delivery of the Pak Products pursuant to a sublicense in compliance with Section 1.2. IFS will correct as soon as reasonably possible any Product which is non-conforming during the term of the warranty period.

7.       LIMITATION OF LIABILITY

         7.1. EXCLUSION OF CONSEQUENTIAL DAMAGES, ETC. In no event shall either party be liable to the other for any consequential, indirect, special, or incidental damages, even if such party has been advised of the possibility of such potential loss or damage. The foregoing limitations shall not be construed to diminish the obligations of indemnity set forth in Section 8 hereof.

         7.2. LIMITATION OF LIABILITY. In no event shall IFS be liable for amounts in excess of the direct damages for breach of this License Agreement up to the total amount actually paid by Phoenix hereunder. In no event shall Phoenix be liable for amounts in excess of the direct damages for breach of this License Agreement up to XXXXXXXXXXXXXXXXX exclusive of amounts payable in accordance with the terms of this License Agreement.

8.       INDEMNIFICATION

         8.1. SCOPE OF INDEMNIFICATION. IFS hereby indemnifies and holds harmless Phoenix, its successors, and its assigns, including any customers, from any loss, liability, claim, or damage regarding the Code or any documentation supplied hereunder, based on any actual or alleged infringement of a patent, copyright, trade secret, or other intellectual proprietary right of any third party. If such a claim arises, or if in IFS's judgment is likely to arise, Phoenix agrees to allow IFS, at IFS's option, to procure the right for Phoenix to continue to exercise its





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rights and licenses granted herein or to replace or modify them in a functionally equivalent manner so they become non-infringing.

         8.2. LIMITATIONS. IFS shall have no obligation under Section 8.1 hereof with respect to any claim of infringement of copyright, trade secret, or other intellectual proprietary right based upon Phoenix's modification of the Code or documentation or their combination, operation, or use with programs or equipment not specified by IFS.

         8.3. INDEMNIFICATION BY PHOENIX. Except for the matters addressed in Section 8.1 hereof, Phoenix indemnifies and holds harmless IFS from any and all loss, liability, claims, and damages based upon or relating to Phoenix's products or any services offered by Phoenix involving the use of the Code and related documentation, based on the performance or nonperformance of such services, or based upon representations or commitments made by Phoenix or its agents.

         8.4. CONDITIONS. The foregoing indemnity obligations shall be contingent upon the party seeking indemnity (a) giving prompt written notice to the other party of any claim, demand, or action for which indemnity is sought;
(b) fully cooperating in the defense or settlement of any such claim, demand, or action; and (c) obtaining the prior written agreement of the indemnifying party to any settlement or proposal of settlement, which agreement shall not unreasonably be withheld.

9.       MISCELLANEOUS

         9.1. TERMS CONFIDENTIAL. IFS and Phoenix shall hold in confidence the terms of compensation set forth herein, and neither party hereto shall disclose such terms to any other person or entity without the prior consent of the other, or as may be required to comply with the Securities and Exchange Commission reporting requirements.

         9.2. FREEDOM OF ACTION. This License Agreement shall not be construed to limit Phoenix's right to obtain services or software programs from other sources, nor shall this License Agreement be construed to limit IFS's right, except as provided in Section 2, to grant others any further nonexclusive right or license in the Code and documentation. This License Agreement alone establishes the rights, duties, and obligations of Phoenix and IFS with respect to the subject matter hereof. Phoenix shall have no right or interest whatsoever in any product of IFS other than the rights and licenses in the Code or documentation granted herein, whether such product is conceived or developed by IFS before, during, or after the course of IFS's performance of this License Agreement. Nothing in this License Agreement shall be construed to obligate Phoenix to a specified level of effort in its promotion and marketing of the Pak Products and/or Phoenix's products incorporating the Pak Products.

         9.3. INDEPENDENT CONTRACTOR. Phoenix shall hold itself out only as an independent contractor of IFS. or permitted to be given hereunder shall be made in writing and shall be deemed effective when





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                                            XXX-CONFIDENTIAL TREATMENT REQUESTED

         9.4. NOTICES. All notices, authorizations, consents, or other communications required delivered in person, one day after being sent by overnight carrier, or three days after being sent by certified mail, as follows:

                 IF TO PHOENIX:         Phoenix International Ltd., Inc.
                                        900 Winderly Place, Suite 140
                                        Maitland, Florida  32751

                 IF TO IFS:             Integrated Financial Services, Inc.
                                        4025 Pleasantdale Road
                                        Building 100, Suite 120
                                        Atlanta, Georgia  30340

         Any party hereto may change its address for purposes hereof by so notifying the other party.

         9.5. MERGER, ETC. This License Agreement contains the whole understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written representations and agreements between the parties relating thereto. This License Agreement may not be varied except by a writing duly executed by both parties.

         9.6. ATTORNEYS' FEES. IFS shall pay the attorneys' fees and expenses incurred by Phoenix in connection with the negotiation, preparation, and execution of this License Agreement and the stock purchase agreement entered into between Phoenix and IFS concurrently with this License Agreement, and the related agreements and documents in connection with these transactions. The parties agree that these fees and expenses will total XXXXX. In addition, in the event suit is brought or arbitration commenced to enforce or interpret any part of this License Agreement, the prevailing party shall be entitled to recover as an element of its cost of suit or arbitration, and not as damages, reasonable attorneys' fees to be fixed by the court or arbitrator. The "prevailing party" shall be the party, if any, who is entitled to recover its costs of suit or arbitration, whether or not the suit or arbitration proceeds to final judgment. The party not entitled to recover its costs of suit or arbitration shall not recover attorneys' fees.

         9.7. CERTAIN DEFINITIONS. When used in this License Agreement, the capitalized terms listed below shall have the following meanings:

                 "CODE" shall mean computer programming code. If not otherwise specified, Code shall include both object code and source code. Code shall include maintenance modifications and enhancements thereto if, when, and to the extent they are delivered to Phoenix by IFS under this License Agreement or under any other agreement or arrangement between the parties.





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         9.8.    SUCCESSORS AND ASSIGNS.  This License Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign its obligations hereunder to any other party.

         9.9. COUNTERPARTS. This License Agreement may be executed in one or more counterparts, all of which shall be considered one and the same License Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

10.      TERMINATION

         10.1. TERMINATION. IFS may, at its option, terminate this License Agreement in the event of a failure of Phoenix to pay the fees required hereunder. Phoenix may, at its option, terminate this License Agreement in the event of a material breach by IFS. In each case, such termination may be effected only through a written notice, specifically identifying the breach on which termination is based. Following receipt of such notice, the party in breach shall have 90 days to cure such breach, and this License Agreement shall terminate in the event that such cure is not effected by the end of such period.

         10.2. SURVIVAL. In the event of the termination of this License Agreement, in whole or in part, the provisions of Sections 5 through 10, as well as such other provisions of this License Agreement as are addressed in
Section 10.3 hereof, shall survive and continue in effect.

         10.3. RIGHTS NOT AFFECTED. The termination of this License Agreement shall not affect any paid-up right or license theretofore attained by Phoenix or any sublicensee of Phoenix, nor shall it impair the right or license of any third party in Pak Products that have been or may yet be sublicensed in accordance with this License Agreement. Notwithstanding the termination of this License Agreement, Phoenix may continue to exercise the rights and licenses granted hereunder as necessary to provide maintenance and support for existing Pak Products sublicensed in accordance with Section 1.2.

         IN WITNESS WHEREOF, the parties hereto have executed this License Agreement upon the date first written above.


PHOENIX INTERNATIONAL LTD., INC.        INTEGRATED FINANCIAL SERVICES, INC.



By: /s/ Bahram Yusefzadeh               By:  /s/ B. Shane Jones
    ------------------------------           ---------------------------------
    Name: B. Yusefzadeh                      Name: B. Shane Jones
    Title:  Chairman & CEO                   Title: President & CEO





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